Exhibit 99.2
Execution Version
Term Sheet for the Sale of
Tower Automotive, Inc.
Dated as of March 28, 2007
          1. Proposed Purchaser. An entity (“Purchaser”) to be designated by Cerberus Capital Management, L.P.
          2. Debtors. Tower Automotive, Inc., debtor-in-possession and certain of its subsidiaries (collectively, “Debtors”).
          3. Investment Structure and Consideration. Purchaser shall purchase the business and substantially all of the assets (including, but not limited to, the stock of substantially all of Debtors’ foreign subsidiaries), obtain an assignment of certain contracts and leases and assume certain other expressly specified liabilities of Debtors in an asset sale (the “Acquisition”) on the terms and conditions set forth in the Agreement (as herein defined) that shall be approved pursuant to Debtors’ chapter 11 Plan of Reorganization (the “Plan”) pursuant to sections 363 and 1129 of title 11 of the United States Code (the “Bankruptcy Code”).
          4. Purchase Price. The purchase price (the “Purchase Price”) shall be equal to the sum of:
                    (i) the amount of cash necessary to repay Debtors’ outstanding debtor-in-possession financing (the “DIP Loan”), which has a current outstanding balance of approximately US$650 million, plus
                    (ii) the amount of cash necessary to repay Debtors’ existing second lien term loan (the “Second Lien Loan”), (a) which has a current outstanding balance of approximately US$41.0 million and (b) in an aggregate amount not to exceed US$4.0 million on account of nonlegal professional fees (the “Second Lien Fees”) owed in respect of the Second Lien Loan that are allowed by the Bankruptcy Court (as defined herein), plus
                    (iii) the amount of cash necessary to repay Debtors’ existing Industrial Revenue Bonds (the “IRBs”), which have a current outstanding balance of US$43.8 million; provided, however, it being understood that on the date the Acquisition is consummated (the “Closing Date”), Purchaser, at its option, may replace the letters of credit securing the IRBs instead of repaying the IRBs, plus
                    (iv) US$10.0 million to be paid to the Tower Liquidating Trust (as herein defined) to be allocated for distribution to holders of general unsecured claims of Debtors, plus
                    (v) an amount of cash to fund the Tower Liquidating Trust as more fully set forth in Section 7 of this Term Sheet (the “Term Sheet”), plus
                    (vi) the amount of cash necessary to satisfy the allowed secured claims, other than the secured claims repaid or satisfied pursuant to Sections 4(i) and (ii) of this Term Sheet (the “Secured Claims”), plus

                    (vii) the amount of cash necessary to satisfy the allowed administrative claims relating to (a) all professional fees (whether or not related to the bankruptcy proceeding, but not including the two advisor fees referred to in subsection 4(vii)(b) below), (b) advisor fees to Lazard Ltd. and Houlihan Lokey Howard & Zukin, Inc., (c) the KERP, (d) the non-1114 related settlement amount due to the Milwaukee Unions, (e) other administrative claims (which shall not include any amounts included in Working Capital Obligations) and (f) cash payments on account of pre-petition accounts payable in an aggregate amount not to exceed US$4.0 million, (collectively, the “Bankruptcy Related Administrative Claims”), plus
                    (viii) the amount of cash necessary to satisfy allowed priority claims (“Priority Claims”), plus
                    (ix) the amount of cash necessary to satisfy the Cure Obligations (as defined herein) (together with the Secured Claims, Priority Claims and the Bankruptcy Related Administrative Claims, the “Bankruptcy Case Claims”), plus
                    (x) US$2 million which shall be reserved for directors’ and officers’ indemnification claims as set forth in the Plan, plus
                    (xi) the amount of cash necessary to purchase a tail policy for the existing directors and officers insurance.
Notwithstanding the foregoing, in no event shall the aggregate amount due pursuant to Sections 4(vi), (vii), (viii), (ix), (x) and (xi) exceed $80 million. The manner and timing of payments in respect of Sections 4(vi) through (xi) shall be set forth in the Agreement and the Plan. For the avoidance of doubt, the Purchase Price shall not be adjusted pursuant to any working capital test.
It is understood that Debtors’ Plan shall contain appropriate provisions permitting Purchaser to contest any submitted Bankruptcy Case Claims and Second Lien Fees claims.
          5. Assumed Liabilities. The Assumed Liabilities shall be limited to:
                    (i) obligations pursuant to the Designated Contracts arising after the Closing Date, but not including the Cure Obligations,
                    (ii) existing Net Foreign Indebtedness (as defined herein) in an amount not to exceed the equivalent of US$105.0 million,
                    (iii) Working Capital Obligations (as defined herein),
                    (iv) contingent obligations pursuant to the existing change of control agreements between Debtors and the following individuals: Ligocki, Mallak, Pumphrey, Franklin, Johnston, Radkoski, Kersten, Bernard, Corrington, Jones, Nutson, Woo, Ro, Meleghy, Pairet, Kotterman, Talbot and Grosse; and
                    (v) statutory or contractual environmental obligations associated with the Acquired Assets (“Assumed Environmental Liabilities”); and

                    (vi) Debtors’ defined benefit pension plans, which to Debtors’ best knowledge have underfunded liabilities totaling approximately US$40.0 million.
          For the purposes of this Term Sheet, “Working Capital Obligations” shall mean Debtors’ ordinary and customary current liabilities i) accrued by Debtors as current liabilities in accordance with United States generally accepted accounting principles applied on a consistent basis with Debtors’ historical accounting practices (“GAAP”) and ii) that relate to Debtors’ operations occurring after February 2, 2005 and iii) which shall include but are not limited to a) accounts and trade payables, b) accrued taxes of every kind or nature including federal, state, sales and property taxes, and any taxes arising from or related to the consummation of the Acquisition up to US$750,000, c) accrued expenses and d) accrued compensation related items including sick pay, vacation pay, holiday pay and paid time off obligations (excluding payments under Debtors’ key employee retention program and non-1114 related settlements with the Milwaukee Unions, which amounts are included in subsection 4(vii)(c) above); provided, however, in no event shall Working Capital Obligations include any items subject to the $80 million cap of Sections 4(vi) — (xi). Working Capital Obligations should be consistent with those reported in Debtors’ most recent balance sheet.
          All other of Debtors’ liabilities including, but not limited to, (V) environmental liabilities (other than Assumed Environmental Liabilities), (W) all OPEB (other post employment benefits including, but not limited to, healthcare and life insurance) liabilities, including, without limitation, such liabilities with respect to Debtors’ retirees, (X) all debt associated with Debtors’ variable interest entity, (Y) all other indebtedness for borrowed money, including, subordinated debt and (Z) all liabilities associated with Excluded Assets, shall collectively be “Excluded Liabilities.”
          The term “Net Foreign Indebtedness” shall mean the average daily balance for the thirty (30) calendar days immediately preceding the Closing Date of Debtors’ foreign subsidiaries’ indebtedness less Debtors’ foreign subsidiaries’ unrestricted cash on hand (the restricted cash for the ABB lease shall not be deducted for the purposes of calculating Net Foreign Indebtedness) calculated based on Budgeted Exchange Rates. The term “Budgeted Exchange Rates” shall mean .80 Euro = 1.00 US Dollar, 2.45 Brazilian Real = 1.00 US Dollar, 1,000 Korean Won = 1.00 US Dollar and 7.88 Chinese RMB = 1.00 US Dollar.
          6. Acquired Assets. The term “Acquired Assets” shall mean all of the property and assets of Debtors, except for the Excluded Assets (as defined herein), including but not limited to: all property, real and personal; all assets, whether tangible or intangible; all cash and cash equivalents; all accounts receivable; all inter-company receivables; all deposits relating to any Designated Contracts (as defined herein); all prepaid expenses relating to Acquired Assets or Designated Contracts; all inventory; all rights in patents, trademarks, copyrights and all other intellectual property owned, controlled or licensed by Debtors; all computer software or systems owned, controlled or licensed by Debtors; all rights to payment from the licensees of intellectual property under section 365(n) of the Bankruptcy Code; the causes of action under chapter 5 of the Bankruptcy Code (“Chapter 5 Actions”) as provided in Section 8 herein; all business records; all beneficial tax attributes, if any; and substantially all stock of Debtors’ foreign subsidiaries. Purchaser shall acquire all of the Acquired Assets and rights under the Designated Contracts free and clear of all claims, liens, interests and encumbrances.

          7. Excluded Assets. The term “Excluded Assets” shall mean (i) all assets identified by Purchaser as “excluded assets” on or before the date which is ten (10) days prior to the Closing Date (the “Designation Date”), and which may include any foreign subsidiary, (ii) any and all rights pursuant to the Agreement (as defined herein) and (iii) the Chapter 5 Actions as provided in Section 8 herein. The Chapter 5 Actions that constitute Excluded Assets shall be included in a liquidation trust which shall be established for the benefit of Debtors’ general unsecured creditors (the “Tower Liquidation Trust”). Additionally, the Tower Liquidation Trust shall be funded by Purchaser in an amount not to exceed US$2.0 million in the aggregate.
          8. Chapter 5 Actions. All Chapter 5 Actions that involve key vendors of Debtors or involve other persons that have other material relationships with Debtors, and all Bankruptcy Related Administrative Claims, shall be included in the Acquired Assets, and all other Chapter 5 Actions shall be Excluded Assets. Purchaser and the Official Committee of Unsecured Creditors of Tower Automotive, Inc. (the “Creditors’ Committee”) shall work in good faith to mutually determine which of such Chapter 5 Actions constitute Acquired Assets and which constitute Excluded Assets.
          9. Designated Contracts. Debtors shall assume and assign to Purchaser all contracts and leases designated by Purchaser for assumption by Debtors and assignment to Purchaser on or before the Designation Date (the “Designated Contracts”). Debtors shall implement customary and Bankruptcy Court approved procedures to establish cure amounts with respect to each of the Designated Contracts (the “Cure Obligations”). The contents of the Designated Contracts shall be subject to a court order protecting their confidentiality.
          10. Agreement. The transactions contemplated by this Term Sheet shall be documented in a mutually satisfactory, definitive and binding asset purchase agreement (the “Agreement”) which shall contain representations and warranties, covenants and closing conditions and other terms customary for a no-indemnity transaction of a similar type including, but not limited to, conditions that on the Closing Date (i) all Debtors’ representations and warranties shall be true and correct in all respects except where the failure of any such representations or warranties to be so true and correct would not reasonably be likely to constitute a Material Adverse Change (as defined herein), (ii) all Debtors’ covenants contained in the Agreement shall have been complied with in all material respects, (iii) all material governmental and regulatory approvals and those third party waivers and/or consents as shall be set forth on a schedule to the Agreement (collectively, “Approvals”) in connection with the Acquisition (including all approvals which may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and similar applicable statutes of foreign governmental and regulatory authorities) shall have been obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in or before any domestic or foreign governmental authority which would prohibit Purchaser from consummating the Acquisition, (iv) there shall not have occurred since January 1, 2007 a Material Adverse Change and (v) Debtors shall have entered into or assumed, all material customer and vendor agreements which are Designated Contracts or become, as of the Designation Date, Designated Contracts, as shall be set forth on a schedule to the Agreement. For purposes of this Term Sheet and the Agreement, “Material Adverse Change” shall mean there shall not have occurred, since January 1, 2007, any change, effect, event, occurrence, development, circumstance or state of facts materially adverse to the business, properties, operations, financial condition or results of operations of the Acquired Assets and the Business taken as a whole or which materially impair the ability of Debtors to perform their obligations under this Agreement or have a materially adverse effect on or prevent or materially delay the consummation of the transactions contemplated hereby and thereby; provided, however, that the following shall be excluded from any determination as to whether a “Material Adverse Change” has occurred: any change, effect, event, occurrence, development, circumstance or state of facts in general economic or political conditions, conditions in the United States or worldwide capital markets and any act of terrorism or any outbreak of hostilities or war.
          11. Review Process.
               (a) Debtors shall continue to afford Purchaser, its financing sources, and each of their counsel, accountants, advisors and other representatives (collectively, the “Representatives”) full and complete access to the books, records and properties of Debtors and the opportunity to discuss the business, affairs and finances of Debtors with the Representatives of Debtors in order to enable Purchaser, its financing sources, and its Representatives to make such investigations of Debtors and their business as they deem appropriate. Debtors agree that they shall cause their officers and employees, and will request their respective Representatives, to cooperate so that Purchaser, its financing sources and its Representatives can complete such review, including promptly disclosing to the Purchaser, its financing sources and its Representatives any material facts known to such parties which have resulted in, or which such parties reasonably believe present a material risk of resulting in a Material Adverse Change. After execution of the Agreement, access to Debtors will be governed by the Agreement.
               (b) Upon execution and delivery of the Agreement by Purchaser and Debtors, Purchaser shall make a deposit of US$25 million, into an interest bearing escrow account maintained by an escrow agent mutually acceptable to Purchaser and Debtors with the fees thereof being paid as additional Purchase Price. The terms and conditions of such deposit and escrow agreement shall be set forth in the Agreement.
               (c) Promptly after the execution and delivery of this Term Sheet, Debtor shall provide Purchaser and the Creditors Committee with a proposed form of Agreement. As soon as practicable thereafter, Debtors shall provide Purchaser with the disclosure schedules that shall be annexed to the Agreement.
               (d) From the date of this Term Sheet until the Closing Date, Debtor shall conduct its business only in the ordinary and regular course of business consistent with past practices, shall not enter into any material transaction or agreement, or amend or modify any material agreement, or settle any material claim without advising and consulting with Purchaser, including, without limitation, the settlement of the Metalsa litigation and dispute.
          12. Conditions Precedent to Entering into the Agreement. The Purchaser’s entering into the Agreement shall be subject to the following conditions precedent (each, a “Purchaser Condition Precedent”), each of which may be waived in writing by Purchaser:
               (a) Since January 1, 2007, there shall not have occurred any Material Adverse Change.

               (b) Purchaser’s satisfaction, in its sole discretion, with the proposed form of Agreement including the schedules annexed thereto.
               (c) Purchaser’s environmental, legal and tax due diligence performed subsequent to the date hereof shall not have revealed incremental environmental conditions affecting Debtors’ properties or assets or other incremental tax or legal conditions or obligations that in Purchaser’s reasonable estimation shall require remediation, other expenditure or diminution in value of the Acquired Assets in an aggregate amount in excess of US$20 million.
               (d) The completion of certain customer related items as set forth in Exhibit B annexed hereto. Debtors shall seek to have Exhibit B filed under seal with the Bankruptcy Court.
               (e) The amount due in respect of the entire DIP Loan (excluding amounts for letters of credit), including, the revolver and term loan portion of the DIP Loan, less the aggregate amount of Debtors’ unrestricted cash for its United States entities, shall not exceed US$680 million at any one time.
          13. Termination Events.
               (a) This Term Sheet or, upon execution of the Agreement, the Agreement, may be terminated any time prior to the Closing Date by the mutual consent of Debtors and Purchaser.
               (b) This Term Sheet or, upon execution of the Agreement, the Agreement, may be terminated by Purchaser, and all of the obligations of the parties hereto or thereto shall be of no further force or effect, upon the giving of written notice of termination by Purchaser, if any of the following events occurs, each of which may be waived in writing by Purchaser:
                    (i) Debtors shall fail to file with the Bankruptcy Court, within three (3) business days of the date of this Term Sheet, a motion (the “Term Sheet Approval, Procedures and Sale Motion”) seeking an order, in form and substance reasonably acceptable to Purchaser (the “Term Sheet Approval Order”), approving the Bidding Procedures (as defined herein).
                    (ii) The Bankruptcy Court shall fail to enter the Term Sheet Approval Order on or before April 6, 2007.
                    (iii) Debtors shall fail to file a Plan pursuant to section 1129 of the Bankruptcy Code and an accompanying disclosure statement that includes the form of the Agreement agreed to by Purchaser and Debtors pursuant to Section 10 hereof (both of which must be reasonably acceptable to Purchaser) on or before April 20, 2007. The Purchaser will not oppose a Plan that provides for customary releases, exculpation and indemnification of the Tower’s officers and directors.
                    (iv) The Bankruptcy Court shall fail to enter, on or before May 21, 2007, an order approving Debtors’ disclosure statement.

                    (v) Debtors’ shall fail to hold an auction for the sale of their assets pursuant to the Bidding Procedures (as defined herein) set forth in the Term Sheet Approval Order and in Exhibit A annexed to this Term Sheet on or before June 21, 2007.
                    (vi) The Bankruptcy Court shall fail to enter, on or before June 22, 2007, an order designating Purchaser as the successful bidder.
                    (vii) The Bankruptcy Court shall fail to enter, on or before June 22, 2007, an order confirming the Plan (the “Confirmation Order”), which order shall be in form and substance reasonably acceptable to Purchaser and which shall, among other things, (i) approve the Acquisition, (ii) authorize the assumption and assignment to Purchaser of the Designated Contracts, (iii) approve the terms and conditions of the Agreement, (iv) provide that Purchaser shall acquire Debtors’ assets and the Designated Contracts free of all liens, claims and encumbrances (other than those liens claims and encumbrances expressly assumed in the Agreement) and (v) contain such other terms, conditions and provisions as are customary in transactions similar to the Acquisition, including, without limitation, findings that Purchaser is a good faith purchaser pursuant to Bankruptcy Code section 363(m) and limitations on Purchaser’s successor liability.
                    (viii) The Confirmation Order does not become a final, non-appealable order on or before July 2, 2007.
                    (ix) Subject to the provisions of the Agreement for closing, the closing of the Acquisition shall not have occurred on or before July 31, 2007.
                    (x) One or more of Purchaser’s Conditions Precedent shall not have been satisfied (or waived by Purchaser), unless such failure is due solely to the breach of the terms of the Agreement by Purchaser.
                    (xi) There has occurred any Material Adverse Change.
                    (xii) One or more of Debtors’ chapter 11 cases are converted to chapter 7 of the Bankruptcy Code.
                    (xiii) A chapter 11 trustee is appointed in one or more of Debtors’ chapter 11 cases.
                    (xiv) The failure of Debtor to deliver to Purchaser, prior to the date that is thirty (30) calendar days before the Closing Date, Debtors’ 2006 audited financial statements, which audited financial statements must be materially consistent with the information Debtors have disclosed to Purchaser.
                    (xv) An examiner with expanded powers is appointed in one or more of Debtors’ chapter 11 cases.

          14. Purchaser Protections.
               (a) In the event Debtors do not proceed with the Acquisition or a transaction that involves the sale or acquisition of all or substantially all of Debtors’ assets, and Purchaser has executed and is not in material default under the terms of the Agreement, Debtors shall pay to Purchaser all amounts necessary to reimburse Purchaser for Reimbursable Expenses (as defined herein) incurred and documented by Purchaser (including, without limitation, travel expenses, fees and expenses of its legal counsel and other Representatives and other out-of- pocket expenses) incurred and documented by Purchaser or its Representatives, up to a maximum of US$4.0 million, and including, without limitation, those related to (i) due diligence, (ii) the drafting, negotiation, prosecution or defense of the Term Sheet, the Agreement, the Plan, the disclosure statement, the order confirming the Plan, the exit financing agreements and related documents, (iii) obtaining all required Approvals and all other Purchaser Conditions Precedent (as defined herein) (collectively, the “Reimbursable Expenses”). The Reimbursable Expenses shall constitute a superpriority administrative expense claim.
               (b) In addition to the amounts payable pursuant to Section 14(a) herein, in the event Debtors do not proceed with the Acquisition or a transaction that involves the sale or acquisition of all or substantially all of Debtors’ assets, and Purchaser has executed and is not in material default under the terms of the Agreement, Purchaser shall be entitled to file a motion with the Bankruptcy Court seeking a substantial contribution administrative claim up to the amount of US$15.0 million under the standards set forth in sections 503(b)(3) and (4) of the Bankruptcy Code, and neither Debtors nor the Creditors Committee shall oppose such motion.
               (c) In the event Debtors proceed with a transaction that involves the sale of less than all or substantially all of Debtors’ assets and a reorganization involving some or all of Debtors’ unsold assets, and if Purchaser has executed and is not in material default under the terms of the Agreement, (i) Debtors shall pay to Purchaser all amounts necessary to reimburse Purchaser for Reimbursable Expenses, up to a maximum of US$4.0 million, and (ii) Purchaser shall be entitled to a break-up fee in the amount of US$10.0 million, with such Reimbursable Expenses and break-up fee payable from the first closing proceeds of any such other transaction.
          15. Management Incentive Plan. On or after the Closing Date, a management incentive plan (the “Incentive Plan”) shall be implemented for designated members of Purchaser’s senior management (the “Senior Management”). The type and manner of awards pursuant to the Incentive Plan, and the Incentive Plan’s other terms and conditions shall be determined in the discretion of Purchaser in consultation with Senior Management, which may include restricted stock grants, options, phantom stock options or other common equity equivalents. The aggregate amount of the awards that shall be available pursuant to the Incentive Plan shall be approximately equivalent to the value of ten percent (10%) of Purchaser’s common stock on a fully diluted basis on the Closing Date and shall be subject to normal common stock dilution. Purchaser shall grant, at a minimum, fifty percent (50%) of such awards to Senior Management within ninety (90) days of the Closing Date.
          16. Bidding Procedures. The term “Bidding Procedures” shall consist of the procedures and terms substantially in the form set forth on Exhibit A annexed to this Term Sheet.

          17. Release. On the effective date of the Plan, Debtors, Debtors’ estates and all creditors of Debtors shall and shall be deemed to release, discharge, and acquit each of Purchaser, the officers, directors, shareholders, members, partners, agents, professionals, Representatives, employees, subsidiaries (including, without limitation, the international subsidiaries being acquired by Purchaser in the Acquisition), and affiliates of each, and each of the successors, assigns, heirs, and Representatives of each (collectively, the “Released Parties”) from any and all claims, rights, demands, injuries, debts, damages, liabilities, omissions, contracts, agreements, actions, and causes of action, whether at law or in equity, and whether based on contract, tort, or otherwise, known or unknown, suspected or unsuspected, of every kind and nature, which Debtors or their respective successors, assigns, heirs, and Representatives at any time had, now have, or hereafter can or may have against any of the Released Parties in any way arising from or related to any action or inaction of any of the Released Parties to the extent that such claims, rights, demands, injuries, debts, damages, liabilities, omissions, accounts, contracts, agreements, actions, and causes of action arise out of any action or inaction by any of the Released Parties relating to actions taken to date or in the future may be taken.
          18. Creditors’ Committee Support. The Creditors’ Committee agrees to support a Plan of Reorganization implementing this Term Sheet provided that there is no higher and better offer for the sale of the assets of Debtors which has been accepted by Debtors and the Creditors’ Committee, or any representative of Debtors’ estates and the Creditors’ Committee, and approved by the Bankruptcy Court.
          19. Choice of Law. The Agreement, and, to the extent applicable, this Term Sheet, shall be governed in accordance with the laws of the State of New York without regard to conflict of law provisions thereof and the parties hereto agree to submit to the jurisdiction of the United States Bankruptcy Court for the Southern District of New York.
          20. Accuracy of Information. Debtors represent and warrant that to the best of their knowledge (i) all written information and other materials concerning Debtors (the “Information”) which has been or is hereafter prepared by or on behalf of Debtors and delivered to Purchaser when considered as a whole, did not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements have been made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (a) assumptions, methods and tests which are believed by Debtors to be reasonable at the time made, and (b) information believed by Debtors to have been accurate based upon the information available to Debtors at the time such projections were furnished to Purchaser. As the Agreement shall contain certain representation and warranties made by Debtors, the representations and warranties set forth in this Section 20 shall not survive the execution and delivery of the Agreement.
          21. Non-Disclosure. Except as otherwise required by law or provided in an order of the Bankruptcy Court, Debtors shall not issue any press release or make any other announcement that refers to Purchaser, this Term Sheet or the proposed Acquisition without the prior written consent of Purchaser. If such disclosure is required by law, Debtors shall not issue any such press release or make any such announcement without providing Purchaser at least one complete business day to review the proposed press release or announcement and provide its written comments or suggested revisions with respect thereto.
          22. Miscellaneous. This Term Sheet (i) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, (ii) shall not be assignable by Debtors or Purchaser (except, in the case of Purchaser, to any entity controlling, controlled by or under common control with Purchaser), (iii) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and (iv) may not be amended or waived except by an instrument in writing signed by Debtors and Purchaser.
          23. Non-Binding. It is expressly understood and agreed that notwithstanding the provisions set forth in Section 12 hereof, (i) this Term Sheet shall not be binding on Purchaser, the Creditors Committee or Debtors, (ii) no liability or binding obligation is intended to be created between Purchaser, the Creditors Committee and Debtors pursuant to this Term Sheet, and (iii) any legal rights and obligations between Purchaser, the Creditors Committee and Debtors shall come into existence only upon the entry of the Term Sheet Approval Order and the execution and delivery of the Agreement, and then only in accordance with the terms and conditions of the Agreement, which shall be binding as provided therein; provided, however, that, notwithstanding anything set forth in this Section 23 to the contrary, upon the execution and delivery of this Term Sheet by Purchaser, the Creditors Committee and Debtors, the provisions set forth in Sections 11(a), 11(c) and 11(d) and Sections 19 through 23 (inclusive) of this Term Sheet shall be immediately binding on Purchaser, the Creditors Committee and Debtors.
[signatures follow on next page]

Very truly yours, CERBERUS CAPITAL MANAGEMENT, L.P.
By:
Dev Kapadia
Managing Director

Agreed and accepted on this day of March, 2007 Tower Automotive, Inc.
By:
Name:
Title:

Agreed and accepted on this day of March, 2007 Official Committee Of Unsecured Creditors Of Tower Automotive, Inc., Et Al.
By:
Name:
Title:

Cerberus Capital Management, L.P. (on behalf of certain of its related or associated entities)
By:
Name:
Title:

Agreed and accepted on this 27 day of March, 2007 Tower Automotive, Inc.
By:
	Name:	Kathleen Ligocki
	Title:	President & CEO

Agreed and accepted on this day of March, 2007 Official Committee Of Unsecured Creditors Of Tower Automotive, Inc., Et Al.
By:
Name:
Title:

Cerberus Capital Management, L.P. (on behalf of certain of its related or associated entities)
By:
Name:
Title:

Agreed and accepted on this day of March, 2007 Tower Automotive, Inc.
By:
Name:
Title:

Agreed and accepted on this day of March, 2007 Official Committee Of Unsecured Creditors Of Tower Automotive, Inc., Et Al.
By:
	Name:	Ira S. Dizengoff
	Title:	Akin gump Strauss Haver & Feld LLP counsel to the official committee of unsecured creditors of Tower Automotive, Inc., et al.